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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF CONEXANT SYSTEMS, INC.


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                                               STATE OR OTHER JURISDICTION
SUBSIDIARY                                     OF INCORPORATION OR ORGANIZATION
Applied Telecom, Inc.                          Illinois
Brooktree Corporation                          California
Brooktree International Ltd.                   Cayman Islands
Brooktree Technologies Ltd.                    Cayman Islands
Brooktree Worldwide Sales Corporation          California
Conexant Broadband Communications              People's Republic of China
(Shanghai) Co., Ltd.
Conexant Canada ULC                            Canada
Conexant Digital Infotainment Limited          United Kingdom
Conexant Foreign Sales Corporation             Barbados
Conexant Korea Ltd.                            Korea
Conexant Mauritius Ltd.                        Mauritius
Conexant Systems Asia Pacific Ltd.             Hong Kong, People's Republic of China
Conexant Systems France S.A.S.                 France
Conexant Systems Germany G.m.b.H.              Germany
Conexant Systems Holdings Limited              United Kingdom
Conexant Systems Iceland Ltd.                  Iceland
Conexant Systems, Inc.                         Nevada
Conexant Systems Israel (1996) Ltd.            Israel
Conexant Systems Israel Commercial Ltd.        Israel
Conexant Systems K.K.                          Japan
Conexant Systems S.A. de C.V.                  Mexico
Conexant Systems Scandinavia AB                Sweden
Conexant Systems Singapore Pte. Limited        Singapore
Conexant Systems Taiwan Co., Ltd.              Taiwan
Conexant Systems UK Limited                    United Kingdom
Conexant Systems Worldwide, Inc.               Delaware
HotRail, Inc.                                  California
HyperXS Communications, Inc.                   Delaware
Maker Communications, Inc.                     Delaware
Microcosm Communications Limited               United Kingdom
Mindspeed Technologies Asia Pacific            Hong Kong, People's Republic of China
Ltd.
Mindspeed Technologies B.V.                    Netherlands
Mindspeed Technologies Cayman Islands,         Cayman Islands
Ltd.
Mindspeed Technologies Commercial, Ltd.        Israel
Mindspeed Technologies Company                 Canada
Mindspeed Technologies GmbH                    Germany
Mindspeed Technologies International           Switzerland
GmbH

Mindspeed Technologies Israel Ltd.             Israel
Mindspeed Technologies K.K.                    Japan
Mindspeed Technologies Korea Ltd.              Korea
Mindspeed Technologies, LLC                    Delaware
Mindspeed Technologies, Ltd.                   United Kingdom
Mindspeed Technologies (Mauritius) Ltd.        Mauritius
Mindspeed Technologies S.A.S.                  France
Mindspeed Technologies Worldwide B.V.          Netherlands
Mindspeed Telecommunications
Technologies                                   People's Republic of China
  Development (Shenzen) Co., Ltd.
MT International Y.K.                          Japan
NetPlane Network Technologies (India)          India
Private Limited
NetPlane Systems, Inc.                         Massachusetts
NetPlane Systems International, LLC            Delaware
Philsar Semiconductor Inc.                     Canada
Sierra Imaging, Inc.                           California
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